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                                                                 Exhibit 3(a)(i)

                              HUNTINGTON REIT, INC.

                              AMENDED AND RESTATED
                              --------------------
                            ARTICLES OF INCORPORATION
                            -------------------------
                             (adopted April 4, 2001)

       Steven A. Hinshaw and John W. Liebersbach, being the Vice President and Secretary, respectively, of HUNTINGTON REIT, INC., an Ohio for profit corporation (the "Corporation"), with its principal offices located in Columbus, Franklin County, Ohio, do hereby certify that in a writing signed by the shareholders entitled to notice of a meeting for such purpose and pursuant to
Section 1701.54 of the Ohio Revised Code, the Articles of Incorporation have been amended and restated as follows:

       FIRST:     The name of the Corporation shall be Huntington Preferred
Capital, Inc.

       SECOND:    The place in Ohio where its principal office is to be located is the City of Columbus, Ohio, Franklin County.

        THIRD:    The purposes for which it is formed are to engage in any
business or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio.

       FOURTH:    The number of shares which the Corporation is authorized to issue is 14,501,000, of which (i) 14,000,000 shall be common shares, without par value, (ii) 1,000 shall be Class A Preferred Shares, $1,000 par value per share, and (iii) 500,000 shall be Class B Preferred Shares, $1,000 par value per share. The rights and preferences of the Class A Preferred Shares and the Class B Preferred Shares shall be as follows:

              I.  CLASS A PREFERRED SHARES

                    1.     Definitions.    As used herein in reference to the
              Class A Preferred Shares:

                           A. "Accrued Dividends" shall mean an amount equal to
              dividends on the Class A Preferred Shares at the rate specified in paragraph 2.A below, computed from the date on which such dividends began to accrue on such shares to the date to which dividends are stated to accrue, less the aggregate amount of dividends previously paid thereon.



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                           B.  "Junior Stock" shall mean the common shares and
              the Class B Preferred Shares.

                    2.     Dividends.

                           A. The dividend rate for the Class A Preferred Shares
              shall be $80.00 per share per annum, payable annually in December of each year to holders thereof of record on the respective record dates fixed for such purpose by the Board of Directors in advance of payment of such dividend. The holders of Class A Preferred Shares shall be entitled to receive such cash dividends, and the Corporation shall be bound to pay the same, but only as and when declared by the Board of Directors, out of funds legally available for the payment thereof.

                           B. In no event, so long as any Class A Preferred
              Shares remain outstanding, shall any dividend, except a dividend payable in shares of the class of stock on which such dividend is declared, be declared or paid upon, nor shall any distribution be made or ordered except as aforesaid, in respect of any shares of any class of Junior Stock, nor shall any moneys be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any such shares unless all dividends on the Class A Preferred Shares for all past annual dividend periods shall have been paid and the full dividend on all outstanding shares of Class A Preferred Shares for the then applicable dividend period shall have been paid or declared and set apart for payment.

                    3. Liquidation Preference. The amount payable on the Class A
              Preferred Shares in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Corporation shall be $1,000 per share, plus Accrued Dividends to the date fixed for payment of distributable amounts on the Class A Preferred Shares. Upon any involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of Class A Preferred Shares shall be entitled, before any distribution shall be made to the holders of any shares of any class of Junior Stock, to be paid the full preferential amount of $1,000 per share, but the holders of Class A Preferred Shares shall not be entitled to any further payment. Upon any voluntary liquidation, dissolution, or winding-up of the Corporation, the holders of Class A Preferred Shares shall be entitled, before any distribution shall be made to the holders of any shares of any class of Junior Stock, to be paid the full preferential amount of $1,000 per share and thereafter, to the extent that net assets are available in the Corporation, the Class A Preferred Shares shall share ratably with the common shares in the distribution of such available net assets.

                    4. Voting Rights. The Class A Preferred Shares shall be non-voting.

                    5.     Redemption.



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                           A. The Class A Preferred Shares shall be redeemable
              by the Corporation at any time at $1,000 per share, plus Accrued Dividends to the redemption date on shares redeemed (the "Redemption Price") with funds legally available for such purpose. The Corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time may redeem any part, of the Class A Preferred Shares at such time or times by paying the Redemption Price, in cash, to the holders thereof; provided, however, that less than all of the Class A Preferred Shares may be redeemed only after full cumulative dividends upon the Class A Preferred Shares then outstanding shall have been paid for all past dividend periods and after or concurrently with making payment of, or declaring or setting apart for payment, the full dividend on all outstanding Class A Preferred Shares for the then current dividend period. If less than all of the outstanding Class A Preferred Shares are to be called for redemption, the shares to be redeemed shall be selected either by lot or pro rata, at the option of the Board of Directors, and in such manner as may be prescribed by resolution of the Board of Directors.

                           B. Not more than 60 days and not less than 10 days
              prior to the date established for such redemption (the "Redemption Date"), notice of the proposed redemption shall be mailed to the holders of record of the Class A Preferred Shares to be redeemed, such notice to be addressed to each such shareholder at his last known address shown on the records of the Corporation, and the time of mailing such notice shall be deemed to be the time of the giving thereof. On or after the Redemption Date, each holder of Class A Preferred Shares called for redemption shall surrender his certificate(s) for such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been given as aforesaid, and if on or before the Redemption Date the funds necessary for the redemption shall have been set aside so as to be and continue available therefor, then, notwithstanding that the certificates representing any Class A Preferred Shares so called for redemption shall not have been surrendered, the dividends thereon shall cease to accrue after the Redemption Date and all rights with respect to the shares so called for redemption shall forthwith after such Redemption Date cease, except only the right of the holders to receive the Redemption Price, without interest. If such notice of redemption of all or any part of the Class A Preferred Shares shall have been mailed as aforesaid and the Corporation shall thereafter deposit money for the payment of the Redemption Price pursuant thereto with any bank or trust company (hereinafter referred to as the "depository"), including any affiliate of the Corporation, selected by the Board of Directors for that purpose, to be applied to such redemption, then from and after the making of such deposit, such shares shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be limited to the rights to receive payment of the Redemption Price, without interest but including Accrued Dividends to the Redemption Date, from the depository upon endorsement, if required, and surrender of the certificates therefor. The Corporation shall be entitled to receive, from time to time, from the depository, the interest, if any, allowed on such moneys deposited with




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              it, and the holders of any shares so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of three years from the Redemption Date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares so called for redemption as shall not have made claim against such moneys prior to such repayment to the Corporation shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

                           C. Subject to the provisions hereof, the Board of
              Directors shall have authority to prescribe from time to time the manner in which Class A Preferred Shares shall be redeemed.

                           D. Nothing herein contained shall limit any legal
              right of the Corporation to purchase any shares of the Class A Preferred Shares; provided, however, that, except in accordance with an offer made to all holders of Class A Preferred Shares, the Corporation shall not purchase or otherwise acquire for a consideration, or permit any affiliate to purchase or otherwise acquire for a consideration, any Class A Preferred Shares unless full dividends shall have been paid or declared and set apart for payment on the Class A Preferred Shares for all past dividends periods.

                           E. All Class A Preferred Shares redeemed at the
              option of the Corporation shall be permanently retired in the manner provided by law.

                    6. Purchase of Class A Preferred Shares. Subject to
              limitations imposed herein, the Corporation may purchase and sell Class A Preferred Shares from time to time to such extent, in such manner, and upon such terms as the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be rendered, insolvent.

                    7. Restrictions on Transfer. The Class A Preferred Shares
              are transferable except that the Corporation may deny any proposed transfer of Class A Preferred Shares which, in the reasonable judgement of the Corporation, may adversely impact the ability of the Corporation to maintain its status as a corporation qualified for treatment as a real estate investment trust under relevant tax laws and regulations.

              II. CLASS B PREFERRED SHARES

                    1. Definitions. As used herein in reference to the Class B Preferred Shares:

                           A. "Accrued Dividends" shall mean an amount equal to
              dividends on the Class B Preferred Shares at the rate specified in paragraph 2.A below, computed from the date on which such dividends began to accrue on such shares to the date to





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              which dividends are stated to accrue, less the aggregate amount of dividends previously paid thereon.

                           B.      "Junior Stock" shall mean the common shares.

                    2.     Dividends.

                                    A. The  dividend  rate for the  Class B
              Preferred Shares shall be a variable rate, to be determined quarterly for each calendar quarter during which any Class B Preferred Shares are outstanding, equal to the London Interbank Offered Rate for three month deposits in U.S. dollars ("LIBOR"), as published in the Money Rates section of The Wall Street Journal on the first day of each such quarter or, if The Wall Street Journal is not published on the first day of a quarter, on the first day on which The Wall Street Journal is published during such quarter.

                                    B. The Board of Directors  may declare
              dividends on the Class B Preferred Shares quarterly, and may set apart funds for the payment of such dividends at the time of such declaration. Any such dividends, when, as, and if declared by the Board of Directors, shall be payable annually on such date as may be fixed by the Board of Directors to holders of such shares of record on the record date fixed for such purpose by the Board of Directors in advance of the payment of such dividend. Any dividends on the Class B Preferred Shares shall be payable only out of funds legally available for the payment thereof.

                                    C. Dividends on the Class B Preferred
              Shares shall not be cumulative; however, so long as any Class B Preferred Shares remain outstanding, no dividend, except a dividend payable in common shares, shall be declared or paid upon, nor shall any distribution be made or ordered except as aforesaid, in respect of the common shares, nor shall any moneys be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of common shares, in a particular calendar year, unless the full dividend on all outstanding Class B Preferred Shares for all calendar quarters within such year that have ended prior to the taking of any such action with respect to the common shares shall have been paid or declared and set apart for payment.

                           3. Liquidation Preference. The amount payable on the
              outstanding Class B Preferred Shares in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Corporation shall be $1,000 per share, plus the amount of any accrued dividends to the date fixed for payment of distributable amounts on such shares, if any such dividends shall have been declared by the Board of Directors. Upon any such liquidation, dissolution, or winding-up of the Corporation, the holders of Class B Preferred Shares shall be entitled, before any distribution shall be made to the holders of shares of common stock, to be paid the full preferential amount of $1,000 per share, but the holders of Class B Preferred Shares shall not be entitled to any further payment with respect to such shares.




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                           4. Voting Rights. The Class B Preferred Shares shall
              be non-voting, except as otherwise required by law and except that the affirmative vote or written consent of the holders of two-thirds of the outstanding Class B Preferred Shares, voting as a separate class, shall be required in order to (i) effect any repeal or amendment of any provision of the Articles of Incorporation of the Corporation that materially and adversely affects the rights or preferences of holders of Class B Preferred Shares, (ii) authorize or issue shares of any class or series that will rank senior to the Class B Preferred Shares as to dividends or distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation, (iii) a merger, consolidation, or reclassification of the Corporation with or into another entity, unless the Corporation is the surviving or continuing entity in such merger, consolidation or reclassification, or (iv) any liquidation, dissolution, or winding up of the affairs of the Corporation.

                           5. Redemption.

                                    A.  The Class B Preferred  Shares shall be
              redeemable by the Corporation at any time at $1,000 per share, plus the full dividend on all outstanding Class B Preferred Shares for the then current dividend period to the redemption date on shares redeemed (the "Redemption Price") with funds legally available for such purpose. The Corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time may redeem any part, of the Class B Preferred Shares at such time or times by paying the Redemption Price, in cash, to the holders thereof; provided, however, that less than all of the Class B Preferred Shares may be redeemed only after or concurrently with making payment of, or declaring or setting apart for payment, the full dividend on all outstanding Class B Preferred Shares for the then current dividend period. If less than all of the outstanding Class B Preferred Shares are to be called for redemption, the shares to be redeemed shall be selected either by lot or pro rata, at the option of the Board of Directors, and in such manner as may be prescribed by resolution of the Board of Directors.

                                    B. Not more  than 60 days and not less  than
              10 days prior to the date established for such redemption (the "Redemption Date"), notice of the proposed redemption shall be mailed to the holders of record of the Class B Preferred Shares to be redeemed, such notice to be addressed to each such shareholder at his last known address shown on the records of the Corporation, and the time of mailing such notice shall be deemed to be the time of the giving thereof. On or after the Redemption Date, each holder of Class B Preferred Shares called for redemption shall surrender his certificate(s) for such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.
              If such notice of redemption shall have been given as aforesaid, and if on or before the Redemption Date the funds necessary for the redemption shall have been set aside so as to be and continue available therefor, then, notwithstanding that the certificates representing any Class B Preferred Shares so called for redemption shall not have



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              been surrendered, the dividends thereon shall cease to accrue after the Redemption Date and all rights with respect to the shares so called for redemption shall forthwith after such Redemption Date cease, except only the right of the holders to receive the Redemption Price, without interest. If such notice of redemption of all or any part of the Class B Preferred Shares shall have been mailed as aforesaid and the Corporation shall thereafter deposit money for the payment of the Redemption Price pursuant thereto with any bank or trust company (hereinafter referred to as the "depository"), including any affiliate of the Corporation, selected by the Board of Directors for that purpose, to be applied to such redemption, then from and after the making of such deposit, such shares shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be limited to the rights to receive payment of the Redemption Price, without interest but including accrued dividends to the Redemption Date, from the depository upon endorsement, if required, and surrender of the certificates therefor. The Corporation shall be entitled to receive, from time to time, from the depository, the interest, if any, allowed on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of three years from the Redemption Date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares so called for redemption as shall not have made claim against such moneys prior to such repayment to the Corporation shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

                                    C. Subject  to the  provisions  hereof,  the
              Board of Directors shall have authority to prescribe from time to time the manner in which Class B Preferred Shares shall be redeemed. All Class B Preferred Shares redeemed at the option of the Corporation shall be permanently retired in the manner provided by law.

                                    D. Nothing  herein  contained  shall limit
              any legal right of the Corporation to purchase any shares of the Class B Preferred Shares; provided, however, that, except in accordance with an offer made to all holders of Class B Preferred Shares, the Corporation shall not purchase or otherwise acquire for a consideration, or permit any affiliate to purchase or otherwise acquire for a consideration, any Class B Preferred Shares unless the full dividend on all outstanding Class B Preferred Shares for the then current dividend period shall have been paid or declared and set apart for payment.

         FIFTH: The Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such times, for such considerations and upon such terms and conditions as may be agreed upon between the Corporation and the selling shareholder or shareholders.




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         SIXTH: No holders of shares of the Corporation  shall have any pre-emptive right to subscribe for or to purchase any shares of the Corporation of any class, whether now or hereafter authorized.

         SEVENTH: Notwithstanding any provision of the Revised Code of Ohio, now are hereafter in force, requiring for any purpose, the vote or consent of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, or of such class or classes of shares thereof.

         EIGHTH: Notwithstanding any provision of the Revised Code of Ohio now or hereafter in effect, no shareholder shall have the right to vote cumulatively in the election of directors. Without limiting the generality of the immediately preceding sentence, no shareholder shall have the right at any time in the election of directors either to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes, or to distribute his votes on the same principle among two or more candidates.

         NINTH: These Amended and Restated Articles of Incorporation take the place of an supersede the existing Articles of Incorporation as heretofore amended.

         IN WITNESS WHEREOF, the undersigned, for and on behalf of the Corporation, have subscribed their names this 4th day of April, 2001.

/s/ Steven A. Hinshaw                            /s/ John W. Liebersbach
---------------------------------                ------------------------------
Steven A. Hinshaw, Vice President                John W. Liebersbach, Secretary